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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the captions "Summary Historical and Unaudited Pro Forma Consolidated Financial Data," "Selected Financial Data," and "Experts" and to the use of our reports dated February 24, 2005, in the Registration Statement (Form S-1 No. 333-            ) and related Prospectus of Scotsman Holdings, Inc. dated April 29, 2005.

/s/ Ernst & Young LLP

Baltimore, Maryland
    April 27, 2005

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Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm